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                                                                   EXHIBIT 10.54

                         ISSUANCE AGREEMENT dated as of
                                , 1998, between CORPORATE
                PROPERTY INVESTORS, INC., a Delaware corporation
                ("C1"), and CORPORATE REALTY CONSULTANTS, INC.,
                        a  Delaware corporation ("C2").


                  The parties hereto hereby agree as follows:

                  SECTION 1.  Definitions.  As used herein, the
following terms shall have the following meanings:

                  "C1 Common Equivalent" with respect to a share of a series of C1 Special Preferred Stock at any date shall mean the number of shares of C1 Common Stock that would be issued to the holder of such share of C1 Special Preferred Stock if all outstanding shares of such series were converted into C1 Common Stock on such date in accordance with their terms; provided, however, that if such series shall not then be convertible, the "C1 Common Equivalent" of such a share of C1 Special Preferred Stock shall be determined by the Board of Directors of C1 in good faith so as to achieve, insofar as is possible, the intents and purposes of this Agreement.

                  "C1 Common Stock" shall mean the Common Stock, par value $___ per share, of C1.

                  "C1 Special Preferred Stock" shall mean (i) the 6.5% Series A Preferred Stock of C1 and (ii) any series of preferred stock, par value $___ per share, of C1 convertible into C1 Common Stock, the terms of which expressly provide that such stock shall be "Special Preferred Stock" of C1 for purposes of this Agreement.

                  "C2 Common Stock" shall mean the Common Stock, par value $___ per share, of C2.

                  "C1 Proportionate Interest" shall mean (i) with respect to the C1 Common Stock at any date, a fraction, the numerator of which shall be the number of shares of C1 Common Stock outstanding at such date and the denominator of which shall be the sum of such number of shares of C1 Common Stock and the aggregate C1 Common Equivalents of all outstanding shares of C1 Special Preferred Stock at such date, and (ii) with respect to any series of C1 Special Preferred Stock, a fraction, the numerator of which shall be the C1 Common Equivalent of the outstanding shares of such series at such date and the denominator of which shall be the sum of the number of shares of C1 Common Stock
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outstanding at such date and the aggregate C1 Common Equivalents of all outstanding shares of C1 Special Preferred Stock at that date.

                  "C2 Common Trust" shall mean the trust for the ratable benefit of all or substantially all the holders of C1 Common Stock established pursuant to that certain Trust Agreement dated as of October 30, 1979, among the shareholders of Corporate Property Investors, a Massachusetts business trust, whose executions appear at the foot thereof, C2 and Bank of Montreal Trust Company, as successor trustee thereunder.

                  "C2 Permitted Preferred Stock" shall mean a series of preferred stock of C2, (i) the dividends on which shall not be determined by reference to the dividends on C2 Common Stock or to the financial performance of C2 or any of its affiliates or any particular line of business of any of them (other than to provide that such dividends shall be payable to the extent the Board of Directors of C2 determines that sufficient surplus shall be available to pay them), (ii) that does not carry any voting rights (other than the right to vote on amendments to the terms thereof or the Certificate of Incorporation of C2, if such amendments shall be materially prejudicial to the holders of such series of preferred stock) and (iii) that is not convertible into C2 Common Stock.

                  "C2 Preferred Trust" shall mean a trust for the ratable benefit of all the holders of a single series of C1 Special Preferred Stock under which C2 Common Shares are held by a corporate trustee on terms substantially the same as those of the trust established pursuant to the Trust Agreement dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of Corporate Property Investors, a Massachusetts business trust, whose executions appear at the foot thereof, C2 and Bank of Montreal Trust Company, as trustee thereunder.

                  "C2 Trust" shall mean each of the C2 Common Trust and the C2 Preferred Trusts.

                  "C2 Proportionate Interest" for any C2 Trust at any date shall mean a fraction, the numerator of which shall be the number of shares of C2 Common Stock held in such C2 Trust at such date and the denominator of which shall be the number of shares of C2 Common Stock outstanding at such date.

                  Two numbers shall be "equal" if such numbers, when rounded to the nearest 1/10,000th, are the same.
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                  A series of capital stock of C1 shall be "related" to a C2
         Trust, and vice versa, if the C2 Common Stock held in such trust is held for the ratable benefit of the holders of all or substantially all the outstanding shares of such series of capital stock of C1.

                  SECTION 2. Establishment of C2 Trusts. C1 shall not issue any shares of any series of C1 Special Preferred Stock unless either a C2 Trust related to such series shall then exist or C1 shall contemporaneously cause such a C2 Trust to be established and give C2 notice of such establishment, along with the details thereof.

                  SECTION 3. Issuance of C2 Shares. (a) Whenever C1 shall issue shares of C1 Common Stock or C1 Special Preferred Stock, C2 shall issue to the C2 Trusts numbers of shares of C2 Common Stock such that, immediately after such issuance of C2 Common Stock (giving effect to any transfers of shares of C2 Common Stock among the C2 Trusts pursuant to the terms of such trusts occurring by reason of the issuance of such shares of stock by C1) the C2 Proportionate Interest of each C2 Trust shall equal the C1 Proportionate Interest of the series of capital stock of C1 related to such C2 Trust. The issuance of shares of C1 Common Stock or C1 Special Preferred Stock in connection with a merger, consolidation or similar transaction in which C1 shall be the survivor shall be deemed to occur when the holders of the securities to be exchanged for such shares surrender the Certificates evidencing such securities to C1 or an exchange agent for exchange.

                  (b) C2 shall from time to time issue to the C2 Trusts, pro rata in accordance with the number of shares of C2 Common Stock then held by each such trust, a minimally sufficient number of shares of C2 Common Stock so that the aggregate C2 Proportionate Interests of the C2 Trusts shall at all times exceed 0.9999.

                  SECTION 4. Payment for C2 Shares Issued. Whenever C2 shall issue shares of C2 Common Stock pursuant to Section 3, C1 shall simultaneously pay to C2 an amount equal to the greater of (x) the aggregate par value of the shares of C2 Common Stock issued and (y) the amount determined in good faith by the Board of Directors of C2 to represent the fair market net asset value of the shares of C2 Common Stock issued (less, in the case of this clause (y), the aggregate consideration paid to C2 by parties other than C1 in connection with such issuance of C2 Common Stock).
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                  SECTION 5. Limitation on Issuance; Reservation of Shares. (a)
C2 shall not (i) issue, or propose or contract to issue, any shares of any series of capital stock other than C2 Common Stock and C2 Permitted Preferred Stock, or (ii) increase the par value of the C2 Common Stock.

                  (b) All authorized shares of C2 Common Stock that are not outstanding from time to time shall be reserved for issuance pursuant to the terms of this Agreement.

                  SECTION 6. Third Party Beneficiaries. The only intended third party beneficiaries hereof shall be the holders from time to time of the outstanding shares of C1 Common Stock and C1 Special Preferred Stock; provided, however, that this Agreement may be amended as set forth herein, and all such third party beneficiaries shall be bound by the terms of any such amendment.

                  SECTION 7. Amendment. This Agreement and the rights of the parties hereunder may not be waived, modified or otherwise amended other than by a written amendment signed by the parties and either approved in writing by the trustees of each C2 Trust then existing or approved by the affirmative vote of the holders of 66.67% of the shares of C1 Common Stock then outstanding and the affirmative vote of the holders of 66.67% of the shares of each series of C1 Special Preferred Stock then outstanding, each such series voting as a separate class, at a stockholders' meeting duly called for the purpose thereof or by a written consent in lieu thereof executed in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  SECTION 8. Assignment. Neither this Agreement nor any rights hereunder shall be assigned by any party hereto, whether voluntarily or involuntarily, by operation of law or otherwise; provided, however, that a party may assign this Agreement if it shall merge or consolidate with another entity with such other entity being the surviving entity, so long as such entity assumes in writing, by an instrument delivered to the other party and the trustees of any C2 Trusts then in existence, all the assigning party's obligations hereunder, and in such an event all references herein to such party, its capital stock and its Board of Directors shall thereafter be deemed references to such person, its capital stock and its Board of Directors, as applicable.

                  SECTION 9. Termination. This Agreement shall remain in full force and effect until there shall be no C2 Trusts in existence, whereupon it shall immediately terminate.
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                  SECTION 10. Notices. (a) C2 shall give C1 prompt notice of any issuance of C2 Common Stock and of the dissolution of any C2 Trust. C1 shall give C2 prompt notice of any issuance of C1 Common Stock or C1 Special Preferred Stock and of the entry by C1 into any agreement obligating C1 to make any such issuance in the future.

                  (b) All notices hereunder shall be in writing; shall be hand delivered, or mailed, postage prepaid, or sent by recognized overnight courier to the address specified below (as the same may be changed by a party on notice to the other party):

                  If to C1:

                  Corporate Property Investors, Inc.
                  305 East 47th Street
                  New York, New York 10017
                  Attn: Corporate Secretary; and

                  If to C2:

                  Corporate Realty Consultants, Inc.
                  305 East 47 Street
                  New York, New York 10017
                  Attn: Corporate Secretary;

and shall be deemed delivered when received.
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                  SECTION 11.  Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of laws principles.


                  IN WITNESS WHEREOF the undersigned have executed this Issuance Agreement as of the date first written above.


                                             CORPORATE PROPERTY INVESTORS,
                                             INC.,

                                                by
                                                  _______________________

                                                       Name:
                                                       Title:


                                             CORPORATE REALTY CONSULTANTS,
                                             INC.,

                                                by
                                                  _______________________

                                                       Name:
                                                       Title: